Exhibit 3.9

Official Stamp
ARTICLES OF INCORPORATION

OF

BUSINESS TELEPHONE SYSTEMS, INC.

The undersigned, a citizen of the United States, desiring to form a Corporation, for profit, under the General Corporation Law of Ohio (Revised Code Section 1701.01 et seq.) does hereby certify:

FIRST:                                   The name of said corporation shall be Business Telephone Systems, Inc.

SECOND:                    The place in Ohio where its principal office is to be located is the City of Chillicothe, Ross County, Ohio.

THIRD:                               The purpose or purposes for which it is formed are:

(a)          To engage in the business of buying, selling, leasing, manufacturing, assembling, installing, repairing, servicing, or in any other manner dealing with terminal telephone equipment and related inter-office communication equipment such as but not limited to, “private branch exchange switchboard systems, key telephone systems, inter-communication systems, facsimile transmitting equipment, data processing equipment, automatic answering and recording devices, call transfer units, speaker phones and other specialized telephone instruments and automatic dialing devices”, and to do any and all things necessary or incidental thereto.

(b)         To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

(c)          To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell, lease, rent and otherwise deal in personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

(d)         To acquire by purchase, subscription, underwriting, participation in syndicated, or otherwise, and to hold, own, sell, exchange, pledge, hypothecate or otherwise dispose of, franchises or franchise agreements, shares of stock, bonds, mortgages, debentures, trust receipts, participation certificates, certificates of beneficial interest, notes and other securities, obligations, contracts, choses in action and evidences of indebtedness generally or interest therein, of corporations, associations, firms, trusts, governments, states, colonies, municipalities, and other organizations or persons; to receive, collect and dispose of interest, dividends and income upon, of or from, and to exercies any and all rights and privileges of individual ownership or interest in any of the foregoing, including the right to vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof and to endorse or guarantee the same or become surety in respect thereof, and to aid by loan, subsidy, guarantee or otherwise, those issuing, selling, creating or responsible for the same.

(e)          To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own use, grant licenses in respect of, manufacture under sell, assign, mortgage, pledge or otherwise dispose of any and all services, inventions, devices, processes and any improvements and modifications thereof; and any and all letters patent of the United States or of any other country, state, territory, or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights granted by the United States or any other country, state, territory, or locality; and any and all trademarks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality.

Each purpose specified in any clause or paragraph contained in this Article Third shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

The corporation reserves the right, at any time and from time to time, substantially to change its purposes, in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation, authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of the corporation now or hereafter required by statute, shall be binding and conclusive upon every shareholder of the corporation, as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his share.

FOURTH:                   The authorized number of shares of the corporation is one thousand (1,000) all of which shall be common shares without par value.

FIFTH:                                  The amount of stated capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

SIXTH:                                The board of directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether, any, and, if any, what part of its surplus, however created or arising shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes scrip, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the board of directors shall deem expedient.

SEVENTH:              A director of this corporation shall not be disqualified by his office, from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, or otherwise; nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the board of directors or such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the board of directors of the corporation which authorized or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

EIGHTH:                        Except as otherwise provided herein, every person who is or has been a director or officer of the corporation and his heirs and legal representatives are hereby indemnified by the corporation against expenses and liabilities actually and necessarily incurred by him in connection with the defense of either (1) any action, suit, or proceeding to which he may be a party defendant or (2) any claim of liability asserted against him by reason of his being or having been a director or officer of the corporation. Without limitation, the term “expenses” includes any amount paid or agreed to be paid in satisfaction of a judgment or in settlement of a judgment or claim of liability other than any amount paid or agreed to be paid to the corporation itself. The corporation does not, however, indemnify any director or officer in respect to any matter as to which he shall be finally adjudged liable for negligence or misconduct in the performance of his duties as such director or officer, nor, in the case of a settlement, unless such settlement shall be found to be in the interest of the corporation by (1) the court having jurisdiction of the action, suit, or proceeding against such director or officer or of a suit involving his right to indemnification, or (2) a majority of the directors of the corporation then in office other than those involved in such matter (whether or not such majority constitutes a quorum), or, if there are not at least two directors of the corporation then in office, other than those involved in such matter, by a majority of a committee (selected by the board of directors) of three or more persons (not including any person involved in such manner) who are, to the extent possible, shareholders of the corporation and who may be directors or officers of the corporation, provided that such indemnity in case of a settlement shall not be allowed by such directors of committee unless it is found by independent legal counsel (meaning a lawyer who is not a director, officer, or employee of the corporation, and is not a partner or professional associate of a director, officer, or employee of the corporation) that such settlement is reasonable in amount and in the interest of the corporation. The foregoing right of indemnification shall be in addition to all rights to which any such director of officer may be entitled as a matter of law.

Each person (including a director or officer of the corporation) who, at the request of the corporation, acts as a director or officer of any other corporation in which the corporation owns shares or of which it is a creditor, say, by action of the board of directors, be indemnified by the corporation to the same extent that directors and officers of the corporation are indemnified by this article Eighth.

IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of July, 1971.

/s/ Ames M. Nelson
Ames M. Nelson

STATE OF OHIO, COUNTY OF ROSS, SS:

Personally appeared before me, the undersigned, a Notary Public in and for said county, this 22nd day of July, 1971, the above named Ames M. Nelson, who acknowledged the signing of the foregoing Articles of Incorporation to be his free act and deed for the uses and purposes therein mentioned.

WITNESS my hand and official seal on the day and year last aforesaid.

/s/ J. G. KEAR

J. G. KEAR
NOTARY PUBLIC, STATE OF OHIO

APPOINTMENT OF AGENT

KNOW ALL MEN BY THESE PRESENTS, That Ames M. Nelson, of 58 E. Main Street, Chillicothe, Ross County, Ohio 45601, a natural person and resident of said County, being the County in Ohio in which the principal office of Business Telephone Systems, Inc. is located, is hereby appointed as the person on whom process, tax notices and demands against said Business Telephone Systems, Inc. may be served.

BUSINESS TELEPHONE SYSTEMS, INC., BY:

/s/ Ames M. Nelson
Ames M. Nelson, Incorporator

Chillicothe, Ohio
July 26th, 1971

Business Telephone Systems, Inc.

Chillicothe, Ohio 45601

Gentlemen:

I hereby accept the appointment as the representative of your corporation upon whom process, tax notices, or demands may be served.

/s/ Ames M. Nelson
Ames M. Nelson

STATE OF OHIO, COUNTY OF ROSS, SS:

Personally appeared before me, the undersigned, a Notary Public in and for said County, this 26th day of July, 1971, the above named Ames M. Nelson, who acknowledged the signing of the foregoing to be his free act and deed for the uses and purposes therein expressed.

WITNESS my hand and official seal on the day and year last aforesaid.

/s/ J. G. KEAR
Notary Public
J. G. KEAR
NOTARY PUBLIC, STATE OF OHIO

CONSENT FOR USE OF SIMILAR NAME

On the 7th day of January, 1993, the Board of Directors of The Chillicothe Telephone Company, #128994, passed the following resolution:

RESOLVED, that The Chillicothe Telephone Company gives its consent to Telephone Sales, Inc. to use the name Chillicothe Telephone Company-Communications, Inc.

Dated, January 15th, 1993	/s/ Jack E. Thompson
Jack E. Thompson,
Secretary

CERTIFICATE OF AMENDMENT TO ARTICLES OF	Official Stamp
INCORPORATION OF TELEPHONE SALES, INC.
(FORMERLY BUSINESS TELEPHONE SYSTEMS, INC.)

Robert McKell, President and Jack E. Thompson, Secretary, of Telephone Sales, Inc. (formerly Business Telephone Systems, Inc.), an Ohio Corporation with its principal office located at Chillicothe, Ohio, do hereby certify that on January 13, 1993, in action taken without a meeting, by the sole shareholder, exercising all of the voting power of the corporation, the following resolution was adopted to amend the Articles of Incorporation:

“RESOLVED, That the Articles of Incorporation, as amended March 3rd, 1978, be and they are hereby amended,:

By striking out in its entirety ARTICLE FIRST, which, as amended, reads as follows:

“The name of said corporation shall be Telephone Sales, Inc.” and inserting in lieu thereof a new Amended ARTICLE FIRST reading as follows:

“The name of said corporation shall be Chillicothe Telephone Company-Communications, Inc.”

IN WITNESS WHEREOF said Robert McKell, President and Jack E. Thompson, Secretary, acting for and on behalf of said corporation have hereunto subscribed their names this 5th day of January, 1993.

/s/ Robert McKell
Robert McKell, President
of Telephone Sales, Inc.

/s/ Jack E. Thompson
Jack E. Thompson, Secretary
of Telephone Sales, Inc.

Official Stamp

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CHILLICOTHE TELEPHONE COMPANY - COMMUNICATIONS, INC.

The undersigned President and Secretary of Chillicothe Telephone Company - Communications, Inc., an Ohio corporation (the “Corporation”), do hereby certify that, in a writing dated November 20, 1995 and signed pursuant to the provisions of Section 1701.54 of the Ohio Revised Code by the sole shareholder of the Corporation, the following resolution was adopted to amend the Corporation’s Articles of Incorporation:

RESOLVED, that Article First of the Articles of Incorporation of the Corporation be and hereby is amended to read as follows:

“FIRST:                             The name of the corporation shall be Horizon Infotech, Inc.”

IN WITNESS WHEREOF, the undersigned officers of the Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names as of November 20, 1995.

/s/ Thomas McKell
President

/s/ Jack E. Thompson
Secretary

[     SEAL     ]

Official Stamp

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
HORIZON INFOTECH, INC.

The undersigned President and Secretary of Horizon Infotech, Inc., an Ohio corporation (the “Corporation”), do hereby certify that, in a writing dated December 30, 1996 and signed pursuant to the provisions of Section 1701.54 of the Ohio Revised Code by the sole shareholder of the Corporation, the following resolution was adopted to amend the Corporation’s Articles of Incorporation:

RESOLVED, that Article First of the Articles of Incorporation of the Corporation be and hereby is amended to read as follows:

“FIRST: The name of the corporation shall be
Horizon Personal Communications, Inc.”

IN WITNESS WHEREOF, the undersigned officers of the Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names as of December 30, 1996.

William A. McKell
President

[ILLEGIBLE]
Asst Secretary

[     SEAL     ]

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
HORIZON PERSONAL COMMUNICATIONS, INC.

The undersigned, William A. McKell and Steve Burkhardt, being the President and Secretary, respectively, of Horizon Personal Communications, Inc., an Ohio corporation (the “Corporation”), do hereby certify that in a writing dated November 17, 1999 and signed pursuant to the provisions of Section 1701.54 of the Ohio Revised Code by the sole shareholder of the Corporation, the following resolutions were adopted to amend the Corporation’s Articles of Incorporation:

RESOLVED, that Article Fourth of the Articles of Incorporation of the Corporation be and hereby is amended as set forth on Exhibit “A” attached hereto and made a part hereof, with the effect of reclassifying the Corporation's previously authorized Common Stock into a new Class B Common Stock and authorizing a new Class A Common Stock.

FURTHER RESOLVED, that upon the effectiveness of the amendment to the Articles of Incorporation, the issued and outstanding shares of Common Stock, consisting of 5 shares, shall be reclassified as and changed into 100,000 shares of the Corporation’s new Class B Common Stock.

IN WITNESS WHEREOF, the undersigned officers of the Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names as of November 16, 1999.

/s/ William A. McKell
President, William A. McKell

/s/ Steve Burkhardt
Secretary, Steve Burkhardt

[     SEAL     ]

EXHIBIT “A”

Amendment to Articles of Incorporation of
Horizon Personal Communications, Inc.

Article Fourth of the Articles of Incorporation of Horizon Personal Communications, Inc. is hereby amended to read as follows:

FOURTH:

A.                                   Authorized Shares.

The total number of shares of stock which the Corporation shall have authority to issue is 2,000,000 shares divided into the following classes:

(i)                                     1,000,000 shares of Class A Common Stock, no par value (hereinafter referred to as “Class A Common Stock”); and

(ii)                                  1,000,000 shares of Class B Common Stock, no par value (hereinafter referred to as “Class B Common Stock”).

The Corporation’s Class A Common Stock and Class B Common Stock are referred to hereinafter, collectively, as the “Common Stock”.

B.                                     Powers and Rights of Holders of Common Stock

1.                                       Except as stated in paragraphs 3, 4, and 5 of this Subpart B of Article Fourth, the Class A Common Stock and Class B Common Stock shall be identical in all respects and shall have equal powers, preferences, rights and privileges.

2.                                       Except as may be otherwise required by law, the holders of Class A Common Stock and Class B Common Stock issued and outstanding shall have and possess the exclusive voting rights and powers, whether at a meeting of stockholders or in connection with any action taken by written consent.

3.                                       Each holder of Class A Common Stock issued and outstanding shall be entitled to one (1) vote for each share of Class A Common Stock registered in such holder’s name on the books of the Corporation, and each holder of Class B Common Stock issued and outstanding shall be entitled to ten (10) votes for each share of Class B Common Stock registered in such holder’s name on the books of the Corporation. Except as may be otherwise required by law, the holders of the Class A Common Stock and Class B Common Stock shall vote together as a single class.

4.                                       Subject to the following sentence, direct or indirect transfer of issued and outstanding shares of Class B Common Stock shall result in the automatic conversion of the shares of Class B Common Stock being transferred to or held by such holder into a like number of shares of Class A Common Stock. For purposes of this paragraph 4, the following transfers of

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issued and outstanding shares of Class B Common Stock shall not result in such automatic conversion: (i) the transfer of shares of Class B Common Stock to a registered holder of Class B Common Stock; (ii) the pro-rata distribution by Horizon Telecom, Inc. to its shareholders of shares of the Class B Common Stock, in a transaction that qualifies as a “spin-off” under Section 355 of the Internal Revenue Code of 1986, as amended; (iii) a bona fide gift of shares of Class B Common Stock to a spouse or lineal descendent or to a trust for the benefit of a spouse and/or one or more lineal descendents; or (iv) a transfer upon the death of a holder of shares of Class B Common Stock pursuant to a last will and testament or pursuant to the laws of intestate succession.  No purported transfer of shares of Class B Common Stock shall be effective unless and until the transferor has surrendered to the Corporation, at its office or agency maintained for that purpose, the certificates representing the shares of Class B Common Stock to be transferred, which certificates shall be duly endorsed or accompanied by executed stock powers, with the signatures appropriately guaranteed. All such certificates shall be accompanied by written notice of the holder’s intention to transfer the shares, including a statement of the number of shares of Class B Common Stock to be transferred and, if applicable, converted and the name or names and address or addresses in which the certificate or certificates for shares of Class A Common Stock or shares of Class B Common Stock, if applicable, issuable upon such transfer and conversion shall be issued and, if required, funds for the payment of any applicable transfer taxes.  The Corporation, as soon as practicable thereafter, will deliver at said office to the transferee of the transferred and, if applicable, converted shares of Class B Common Stock, or to any nominee or designee of such transferee, a certificate or certificates for the number of full shares of Class A Common Stock or shares of Class B Common Stock if applicable, issuable upon such transfer and, if applicable, conversion and, in the event that the transferor is transferring less than the aggregate number of shares represented by the certificates surrendered, a certificate or certificates for the number of full shares of Class B Common Stock not being transferred. Shares of Class B Common Stock shall be deemed to have been converted as of the date of the surrender of the shares for transfer and conversion as hereinbefore provided and the person or persons in whose name Class A Common Stock is issuable upon such transfer and conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

Shares of Class B Common Stock so transferred and converted shall be returned to the status of authorized and unissued shares of Class B Common Stock. The Corporation shall at all times reserve for issuance a number of shares of Class A Common Stock (which may include Class A Common Stock held by the Corporation as treasury stock) which shall be sufficient for issuance upon transfer and conversion of all of the then outstanding Class B Common Stock pursuant to this Article Fourth or otherwise.

5.                                       Each holder of Class B Common Stock issued and outstanding shall be entitled, at such holder’s option, to convert shares of Class B Common Stock registered on the books of the Corporation in such holder’s name into a like number of shares of Class A Common Stock.  The Corporation, as soon as practicable after receipt of written notice of conversion from a holder, will deliver to such holder a certificate or certificates for the Class A Common Stock upon receipt from such holder of the Certificate theretofore representing an equal number of shares of Class B Common Stock. Pending delivery of certificates for shares of Class A Common Stock after receipt of such notice, certificates for shares of Class B Common Stock so

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converted shall be deemed to be certificates for an equal number of shares of Class A Common Stock.

6.                                       Dividends may be paid to the holders of the Class A Common Stock and Class B Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. If and when dividends on the Class A Common Stock and Class B Common Stock are declared from time to time by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends. If shares of Class B Common Stock are paid as dividends on Class B Common Stock and shares of Class A Common Stock are paid as dividends on Class A Common Stock, in an equal amount per share of Class B Common Stock and Class A Common Stock in proportionate amounts, such payment will be deemed to be a like dividend or other distribution.

7.                                       Upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed to the holders of the Class A Common Stock and Class B Common Stock, on a  pro rata basis, based on the number of shares held by each such holder, without regard to class.

8.                                       If the Corporation shall in any manner split, subdivide, combine or reclassify any outstanding shares of a class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately split, subdivided, combined or reclassified in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided, combined or reclassified, unless a different basis has been consented to by the holders of a majority of the outstanding shares of the class of Common Stock adversely affected.

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Attachment to Amendment to Articles of Incorporation of
Horizon Personal Communications, Inc.

Article FOURTH of the Articles of Incorporation is amended to add a new paragraph as follows:

FOURTH:

C.                                     Notwithstanding any other provisions contained in these Articles of Incorporation to the contrary, the corporation shall not issue non-voting equity securities in violation of Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. Section 1123(a)(6)).